                                                                      Exhibit 12


         PSINET INC. COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (In thousands of U.S. dollars)

                                              1994                1995               1996               1997               1998
                                              ----                ----               ----               ----               ----
Loss before income taxes                     $(5,342)           $(53,160)          $(55,256)          $(46,078)         $(262,717)
Equity in loss of affiliate                       35                 204                807                  0                  0
Interest expense                                 731               1,964              5,025              5,362             63,914
Interest portion of rental expense               230                 692              1,200              1,359              4,183
                                             --------           --------           --------           --------          ---------
Earnings/(loss)                              $(4,346)           $(50,300)          $(48,224)          $(39,357)         $(194,620)
                                             ========           ========           ========           ========          =========

Interest expense                             $   731            $  1,964           $  5,025           $  5,362          $  63,914
Interest portion of rental expense               230                 692              1,200              1,359              4,183
                                             --------           --------           --------           --------          ---------

Total fixed charges                          $   961            $  2,656           $  6,225           $  6,721          $  68,097
                                             ========           ========           ========           ========          =========

Ratio of earnings to fixed charges                --                  --                 --                 --                 --
                                             ========           ========           ========           ========          =========

Deficiency of earnings to cover
    fixed charges                            $ 5,307            $ 52,956           $ 54,449           $ 46,078          $ 262,717
                                             ========           ========           ========           ========          =========